                                                                    Exhibit 23.2

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383

To Whom It May Concern:

The  firm  of  George  Stewart,  Certified  Public  Accountant  consents  to the inclusion of our report on the  Financial  Statements of American Oil & Gas Inc.
as of January 31,  2012,  in any filings that are  necessary  now or in the near future with the U. S. Securities and Exchange Commission.

Very Truly Yours,

/s/ George Stewart
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George Stewart, CPA

March 8, 2012